UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 10, 2016

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2016, Expedia, Inc. announced its financial results for the quarter and year ended December 31, 2015. The full text of this earnings release is furnished as Exhibit 99.1 hereto.

Expedia makes reference to non-GAAP financial measures in the earnings release, and includes information regarding such measures in the earnings release.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

Expedia management intends to make presentations to various investors, analysts and others during February, March, April and May of 2016, using the slides containing company information attached to this report as Exhibit 99.2.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 10, 2016, Expedia announced that its Executive Committee, acting on behalf of its Board of Directors, has declared a quarterly cash dividend of $0.24 per share of outstanding common stock payable on March 30, 2016 to stockholders of record as of the close of business on March 10, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Expedia, Inc., dated February 10, 2016

99.2	Expedia, Inc. Fourth Quarter 2015 Company Overview

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ MARK D. OKERSTROM
Mark D. Okerstrom
Chief Financial Officer

Dated: February 10, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Expedia, Inc., dated February 10, 2016

99.2	Expedia, Inc. Fourth Quarter 2015 Company Overview